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                                  EXHIBIT 11

                          DURA PHARMACEUTICALS, INC.
           STATEMENTS RE COMPUTATIONS OF NET INCOME (LOSS) PER SHARE

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                                                                YEAR ENDED DECEMBER 31,
                                               ---------------------------------------------------------
                                                  1996                   1997                   1998
                                               ------------          ------------           ------------
 NET INCOME (LOSS)
  PER SHARE - BASIC

Net Income (Loss)                              $ 24,328,000          $(84,692,000)          $  2,733,000
                                               ------------          ------------           ------------

Weighted Average Number of
  Common and Common Equivalent
  Shares:
    Common Stock Outstanding                     35,834,714            43,828,208             46,028,396
                                               ------------          ------------           ------------

Net Income (Loss) Per Share - Basic            $       0.68          $      (1.93)          $       0.06
                                               ------------          ------------           ------------
                                               ------------          ------------           ------------

NET INCOME (LOSS)
  PER SHARE - DILUTED

Net Income (Loss)                              $ 24,328,000          $(84,692,000)          $  2,733,000
                                               ------------          ------------           ------------

Weighted Average Number of
  Common and Common Equivalent
  Shares Assuming Issuance of All
  Dilutive Contingent Shares:
    Common Stock Outstanding                     35,834,714            43,828,208             46,028,396
    Stock Options                                 1,772,250                    --                744,155
    Warrants                                      2,872,044                    --              1,036,440
                                               ------------          ------------           ------------
        Total                                    40,479,008            43,828,208             47,808,991
                                               ------------          ------------           ------------
                                               ------------          ------------           ------------

Net Income (Loss) Per Share - Diluted          $       0.60          $      (1.93)          $       0.06
                                               ------------          ------------           ------------
                                               ------------          ------------           ------------
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